EXHIBIT 23.2.4

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 2003, included in Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 and related Prospectus of Stratabid.com, Inc. for the registration of shares of its common stock.


/s/ Manning Elliott


MANNING ELLIOTT, CHARTERED ACCOUNTANTS

Vancouver, Canada

June 17, 2003